UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 28, 2013

BOSTON SCIENTIFIC CORPORATION

(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the fling obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                               DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e)                                  Compensatory Arrangements of Certain Officers.

On February 28, 2013, the Executive Compensation and Human Resources Committee of Boston Scientific Corporation (the Company) approved the Company’s entering into new Change in Control Agreements with our executive officers and certain other key members of senior management as their existing Change in Control Agreements near expiration of their three-year terms.

The terms and conditions of the new form of executive-level Change in Control Agreement are substantially the same as the terms and conditions of the previous form of executive-level agreement, except that the new form does not include an “executive allowance” amount in the calculation of severance payment under the agreement as the Company’s historic program under which the executive allowance had previously been provided was terminated effective December 31, 2012.

The form of executive-level Change in Control Agreement has a three-year term and provides that if both a change in control occurs during the term of the agreement and the executive’s employment is terminated either by us without “cause” or by the executive for “good reason” (each as defined in the form of agreement) during the two-year period following the “change in control” (as defined in the form of agreement), then the executive would be entitled to receive (i) a lump sum payment of three times the sum of the executive’s base salary and assumed target incentive bonus (or prior year’s bonus, if higher); (ii) a prorated target incentive bonus for the year in which his or her termination occurred; (iii) continued health, life insurance and other welfare benefits for up to three years; and (iv) reimbursement of up to $100,000 in legal fees and expenses incurred by the executive in disputing termination or enforcing rights under the agreement.  Further, if both a change in control occurs during the term of the agreement and the executive’s employment is terminated either by us without cause or by the executive for good reason during the two-year period following the change in control, then all of the executive’s outstanding stock options, restricted stock and deferred stock unit awards shall vest or otherwise become free from restrictions; provided, however, that if the surviving or acquiring entity in a change in control transaction does not provide for the substitution or assumption of the executive’s outstanding stock options, restricted stock and deferred stock unit awards, such outstanding equity awards will immediately vest or otherwise become free from restrictions up the change in control.  The Change in Control Agreement also includes certain non-disclosure restrictions and a two-year non-solicitation obligation as well as a requirement that the executive sign (and not revoke) a release in favor of the Company.

A copy of the form of executive-level Change in Control Agreement is filed as Exhibit 10.1 hereto and incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the form of executive-level Change in Control Agreement.

ITEM 9.01.          FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits (# compensatory plan or arrangement)

Exhibit No.	Description

10.1	Boston Scientific Corporation Form of Executive-Level Change in Control Agreement effective February 28, 2013#

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date:	March 6, 2013	By:

/s/ Vance R. Brown
Vance R. Brown
Vice President, Chief Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Boston Scientific Corporation Form of Executive-Level Change in Control Agreement effective February 28, 2013